UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2015

NATE’S FOOD CO.

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-52831	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

15061 Springdale, Suite 113, Huntington Beach, California 92649
(Address of principal executive offices) (zip code)

(661) 418-7842
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01 Regulation FD Disclosure

The Company has received a question and the Company felt it was better to answer the questions through an 8-K instead emailing the individuals directly.

Q.1. Has the Company finalized its cost to manufacture each can?

A.1. The Company is currently finalizing is pricing with suppliers and co-packer to produce 5 million cans annually. The Company has obtained final pricing to produce 1-million cans per year.

Q.2 When does the Company expect to receive the purchase order and how many cans do you expect the order will be for?

A.2. There is no set date that the Company will receive the purchase order. The Company expects to obtain a purchase order within the next couple of weeks. The Company expects the initial order will be between 60,000 – 100,000 cans per month and increase to 400,000 cans a month over 8-12 months. The initial purchase order takes the most time to finalize because the number of steps that need to occur prior to the purchase order being submitted. For example, the Company has to finalize off invoicing items such as in-store demos, marketing and other related fees. These discussions will continue this week as the holidays are over.

Q.3. How long does it take obtain supplies, it has been mentioned that it takes 4-6 weeks?

A.3. The initial order to our suppliers will take 4-6 weeks for delivery. However, our subsequent orders to suppliers will take 7-14 days.

Q.4. When is the online distributor going to begin selling Nate’s products?

A.4. The Company has finalized the agreement with an on-line distributor and expects to deliver the initial shipment of cans by February 28, 2015.

Q.5. How many cans has the Company sold?

A.5. As of November 30, 2014, the Company sold nearly 11,000. The Company recognizes net sales upon transfer of ownership, including passage of title to the customer and transfer of risk of loss related to those goods. As of November 30, 2014 the Company received nearly $31,000 for product purchased. The remaining amount will be collected once the product has been shipped.

Q.6. How much has the Company spent on development of its products?

A.6. AS of November 30, 2014, the Company has spent approximately $82,000 in Food Development. However, most of the development was done by Nate Steck and only required minimal costs related to acquisition of supplies.

Q.7. When does the Company expect to up-list to an exchange?

A.7. The Company expects to up-list in 3-5 years; however, the Company is discussing the value of moving to the OTCQX as a step towards moving up to NYSE.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nate’s Food Co.

Dated: January 5, 2015	By:	/s/ Nate Steck
	Name:	Nate Steck
	Title:	CEO